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                                                                     Exhibit 5.1

                           [RITE AID CORP. LETTERHEAD]

                                                              May 23, 2001

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA  17011

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         I have acted as counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale of up to 70,022,815 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), which may be issued pursuant to incentive awards involving stock options, stock appreciation rights, restricted stock, and other stock-based awards (collectively, the "Awards") granted or to be granted under the Company's 1990 Omnibus Stock Incentive Plan, 1999 Stock Option Plan, 2000 Omnibus Equity Plan or the 2001 Stock Option Plan (collectively, the "Plans") or resold by the Selling Stockholders.

         I have examined such records, documents, statutes and decisions as I have deemed relevant in rendering this opinion. In my examination I have assumed the genuineness of documents submitted to me as originals and the conformity with the original of all documents submitted to me as copies thereof.

         In my opinion, the shares of Common Stock to be issued pursuant to Awards granted or to be granted in accordance with the terms of the Plans will be, when issued in accordance with the terms of such Awards and the Plans, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                               Very truly yours,

                                               RITE AID CORPORATION


                                               /s/ Elliot S. Gerson
                                               -------------------------------
                                               Senior Executive Vice President
                                               and General Counsel